Exhibit 32.2

CFO CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Computer Associates International, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the quarter ending September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Douglas E. Robinson, Chief Financial Officer of the Company, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to my knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the independent public accountants of the Company have informed the Company that they are currently unable to complete a review of the Consolidated Condensed Financial Statements of the Company as required by Section 10-01(d) of Regulation S-X, see Note K to the Consolidated Condensed Financial Statements; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Douglas E. Robinson
Douglas E. Robinson
Senior Vice President/CFO
Principal Financial and Accounting Officer
October 22, 2003